Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of September 3, 2014, by and among Telik, Inc., a Delaware corporation, with headquarters located at 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121 (the “Company”), and the investors listed on the signature pages attached hereto (each, a “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement dated as of May 12, 2014 by and among the Company and the investors listed on the signature pages attached thereto (the “Purchase Agreement”).

WHEREAS:

A. Each Holder holds (i) shares of common stock, par value $0.01 per share (“Common Stock”) of the Company issued pursuant to that certain Agreement and Plan of Merger, dated as of May 12, 2014, by and among MabVax Therapeutics, Inc., a Delaware corporation (“MabVax”), the Company and Tacoma Acquisition Corp., as amended, in exchange for shares of common stock, par value $0.001 per share of MabVax issued to the Holder pursuant to that certain Common Stock Purchase Agreement dated as of July 3, 2014 by and among MabVax, each Holder and certain other buyers listed on the signature pages attached thereto (as set forth on the Holder’s signature page attached hereto, the “Restricted Common Shares”) and (ii) additional shares of Common Stock purchased by such Holder on The NASDAQ Capital Market (as set forth on the Holder’s signature page attached hereto, the “Unrestricted Common Shares” and together with the Restricted Common Shares, the “Owned Common Shares”).

B. Subject to the terms and conditions set forth in this Agreement, (i) each Holder wishes to exchange at the Closing (as defined below) all of its Owned Common Shares into shares of convertible preferred stock (the “Exchange Preferred Shares”) of the Company designated as Series C Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Exchange Certificate of Designations”) in the form attached hereto as Exhibit A, which Exchange Preferred Stock is convertible into Common Stock in accordance with the terms of the Exchange Certificate of Designations (as converted, collectively, the “Exchange Conversion Shares”) and (ii) each of the parties hereto wishes to exchange the Owned Common Shares for Exchange Preferred Shares.

C. The exchange of the Owned Common Shares for the Exchange Preferred Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, the Company and each Holder hereby agree as follows:

(1) Issuance of Exchange Preferred Shares.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, on the Closing Date, the Company and each Holder hereby agrees that each ten Owned Common Shares held by such Holder shall be exchanged into one Exchange Preferred Share. The number of Owned Common Shares of each Holder is set forth on such Holder’s signature page attached hereto.

(2) Exchange; Closing.

(a) Procedure. At the Closing (i) each Holder shall deliver the Owned Common Shares held by such Holder, as set forth on such Holder’s signature page attached hereto, to the Company and (ii) the Company shall issue and deliver to such Holder the number of Exchange Preferred Shares set forth on such Holder’s signature page attached hereto.

(b) Closing. The date and time of the closing (the “Closing”) of the transactions specified herein (the “Exchange”) shall be 10:00 a.m., New York City Time, on the date of this Agreement (the “Closing Date”), subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 4 and 5 hereof (or such other date and time as is mutually agreed to by the Company and each Holder). The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(3) REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a) Holder Representations and Warranties. Each Holder hereby represents and warrants with respect to only itself to the Company that:

i) Such Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full right, corporate or partnership power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ii) The execution, delivery and performance by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Holder to perform its obligations hereunder.

iii) Such Holder’s signature page attached hereto accurately sets forth the number of Restricted Common Shares and Unrestricted Common Shares to be

exchanged by such Holder pursuant to this Agreement. The Unrestricted Common Shares next to such Holder’s name were acquired by such Holder in a transaction conducted on The NASDAQ Capital Market and are freely tradable without any restriction.

(b) Company Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants, as applicable, to each Holder that:

i) Organization and Qualification. Each of the Company and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement.

ii) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Preferred Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Preferred Shares, the reservation for issuance and the issuance of the Exchange Conversion Shares issuable upon conversion of the Exchange Preferred Shares, have been duly authorized by the Company’s Board of Directors and (other than the filing with the Delaware Secretary of State of the Exchange Certificates of Designations) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

iii) Issuance of Securities. The issuance of the Exchange Preferred Shares is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Exchange Preferred Shares shall be entitled to the rights and preferences set forth in the Exchange Certificate of Designations. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the “Required Reserved Amount”) 110% of the maximum number of Exchange Conversion Shares issuable upon conversion of the Exchange Preferred Shares (assuming for purposes hereof, that the Exchange Preferred Shares are convertible at the Conversion Price (as defined in the Exchange Certificate of Designations) and without taking into account any limitations on the conversion of the Exchange Preferred Shares set forth in the Exchange Certificate of Designations). Upon conversion of the Exchange Preferred Shares in accordance with the Exchange Certificate of Designations, the Exchange Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

iv) Section 3(a)(9). The offer and issuance by the Company of the Exchange Preferred Shares in conformity with this Agreement constitute transactions exempt from registration under the 1933 Act pursuant to Section 3(a)(9) of the 1933 Act. The Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, (i) the Exchange Preferred Shares issued in exchange for the Unrestricted Common Shares shall take on the characteristics of the Unrestricted Common Shares being exchanged and such Exchange Preferred Shares, and the Exchange Conversion Shares underlying such Exchange Preferred Shares, shall be issued without any restrictive legend and shall be freely tradable without any restriction, and (ii) the holding period of the Restricted Common Shares being exchanged pursuant to the terms of this Agreement may be tacked on to the holding period of the Exchange Preferred Shares being issued in exchange therefor. The Holder’s signature page attached hereto sets forth the number of Exchange Preferred Shares to be issued to the Holder pursuant to this Agreement with a restrictive legend and the number of Exchange Preferred Shares to be issued to the Holder pursuant to this Agreement without any restrictive legend. The restrictive legend set forth on the Exchange Preferred Shares issued in exchange of the Restricted Common Shares and the Exchange Conversion Shares issuable upon conversion of such Exchange Preferred Shares shall be identical to the legend set forth on Section 2(g) of the Purchase Agreement and the procedure to remove such legend shall also be as set forth in such section. The Company agrees not to take any position contrary to this Section 3(b)(iv).

v) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby including, without limitation, the issuance of the Exchange Preferred Shares and reservation for issuance and issuance of the Exchange Conversion Shares will not (i) result in a violation of the Certificate of Incorporation or Bylaws of the Company, any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of the State of Delaware and any other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its

Subsidiaries is bound or affected, except in the case of clauses (i) and (iii) above, for such conflicts, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

vi) Consents. Except as would not reasonably expected to result in a Material Adverse Effect, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

vii) Absence of Litigation. Except as would not reasonably expected to result in a Material Adverse Effect, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company, its Subsidiaries or any of its properties or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

viii) Disclosure of Transactions and Other Material Information. The Company shall file a current report on Form 8-K (the “8-K Filing”) on or before 8:30 a.m., New York City time, on the earlier of the date on which such filing is due and 8:30 a.m., New York City Time on September 8, 2014, describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (and all schedules and exhibits to this Agreement), as exhibits to such filing (including all attachments, the “8-K Filing”). In addition, the Company hereby covenants and agrees that it shall include in the 8-K Filing any information that constitutes, or could reasonably be expected to constitute, material, nonpublic information regarding the Company or any of its Subsidiaries received by each Holder from the Company or any of its Subsidiaries or any of their respective officers, directors, affiliates or agents. Accordingly, from and after the filing of the 8-K Filing with the SEC, each Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Holder or any of its affiliates, on the other hand, shall terminate. The Company understands and confirms that each Holder will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide a Holder with any material, nonpublic information regarding the Company or any of their respective Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Holder.

(4) CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to each Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such Holder with prior written notice thereof:

(a) Such Holder shall have executed this Agreement and delivered the same to the Company;

(b) Such Holder shall have delivered to the Company the Owned Common Shares held by such Holder or authorized the transfer of any Owned Common Shares held in book-entry form; and

(c) The representations and warranties of such Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and such Holder shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

(5) CONDITIONS TO EACH HOLDER’S OBLIGATIONS HEREUNDER.

The obligations of each Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for each Holder’s sole benefit and may be waived by each Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed this Agreement and delivered the same to such Holder;

(b) The Exchange Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended;

(c) The Company shall have delivered to such Holder the Exchange Preferred Shares set forth on Schedule I attached hereto or authorized the recordation of any Exchange Preferred Shares set forth on Schedule I held in book-entry form;

(d) The representations and warranties of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and

(e) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(6) MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among each Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 7(e) shall be binding on each Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered if delivered pursuant to Section 9(f) of the Purchase Agreement.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of the Company and each Holder contained herein shall survive the Closing and delivery and conversion of the Exchange Preferred Shares.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Acknowledgment of Potential Split. The Company has scheduled a stockholder meeting, which was originally to be held on August 20, 2014, and which was adjourned to September 8, 2014, to consider and vote upon, among other things, a reverse split of the Company’s Common Stock. Each Holder hereby acknowledges that the Closing is anticipated to be held prior to the September 8, 2014 stockholder meeting, and that the exchange ratio set forth in Section 1 of this Agreement and in Section 3(b) of the Exchange Certificate of Designations does not reflect any such reverse stock split. Such exchange ratio shall be adjusted accordingly.

(m) Statement of Ownership. Each Holder acknowledges that a statement of ownership from the Company’s transfer agent reflecting the transactions contemplated by this Agreement may not be available for delivery until fifteen (15) days following the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

TELIK, INC.

By:
	Name:	J. David Hansen
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

Number of Owned Common Shares:

Number of Restricted Common Shares:

Number of Unrestricted Common Shares:

Number of Exchange Preferred Share to be Issued with Legend:

Number of Exchange Preferred Share to be Issued without Legend:

EXHIBIT A

Series C Certificate of Designations

[See Exhibit 3.1 to this Current Report]